EXHIBIT 99.1

65 West Watkins Mill Road Gaithersburg, MD 20878 tel: 240-632-0740 fax: 240-632-0735 www.genvec.com
FOR IMMEDIATE RELEASE:
CONTACT:
Sharon L. Weinstein
Director, Investor Relations
and Corporate Communications
(240) 632-5511
sweinstein@genvec.com
GENVEC REPORTS FIRST QUARTER 2007 FINANCIAL RESULTS
GAITHERSBURG, MD — May 9, 2007 — GenVec, Inc. (Nasdaq:GNVC) today announced its financial results for the first quarter ended March 31, 2007. GenVec reported a net loss of $6.0 million ($0.08 per share) compared to a net loss of $4.1 million ($0.06 per share) in the comparable quarter of 2006. The increase in the net loss was primarily due to increased internal costs associated with the late-stage clinical development of GenVec’s lead product candidate, TNFerade™, for the treatment of locally advanced pancreatic cancer, and lower revenues associated with the development of HIV vaccine supplies. GenVec ended the first quarter of 2007 with $31.1 million in cash and investments.
Revenue for the first quarter decreased to $2.9 million from $5.9 million for the same period last year. Revenue was derived primarily from the Company’s funded research and development programs with the National Institute of Allergy and Infectious Diseases (NIAID) of the National Institutes of Health (NIH); the U.S. Department of Homeland Security (DHS); and the Malaria Vaccine Initiative (MVI); all of which use GenVec’s proprietary adenovector technology for the development of vaccine candidates against HIV, foot-and-mouth disease for cattle, malaria, respiratory syncytial virus (RSV), or influenza. The 51 percent decrease in revenue for the first
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quarter of 2007 was primarily due to lower reimbursable costs under our NIH contract associated with the manufacturing and testing of clinical grade HIV vaccine supplies for planned administration in an over 8,000-subject Phase II proof-of-concept “PAVE 100” trial, to be conducted by the NIAID and its collaborators, and expected to commence in the third quarter of 2007.
Operating expenses for the first quarter of 2007 decreased 11 percent, to $9.1 million from $10.3 million in the first quarter of 2006, primarily due to lower pass-through costs associated with the one-time manufacturing and testing of clinical grade HIV vaccine supplies for the PAVE 100 trial funded through our NIH vaccine development contract. The decrease is partially offset by increased clinical costs related to our pivotal trial of TNFerade (“PACT”) in locally advanced pancreatic cancer, and increased personnel and stock-based compensation costs.
First Quarter 2007 Highlights
TNFerade for Cancer:

•	We received clearance from the FDA to add endoscopic ultrasound (EUS) as an optional route of administration for TNFerade in the PACT pivotal trial protocol. Existing clinical trial sites are now offering patients this option in addition to percutaneous injection (PTA), and additional study sites throughout the U.S. that specialize in EUS administration are being added.

•	We initiated two separate Phase I/II trials with TNFerade in head and neck cancer at the University of Chicago Medical Center. Funded by the National Cancer Institute, these trials are evaluating the use of TNFerade as a second-line treatment for unresectable, recurrent tumors, and as a first-line treatment for elderly or frail patients.
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Funded Vaccine Programs:

•	Our collaborators at the Naval Medical Research Center (NMRC) in Bethesda initiated the first clinical study of an experimental malaria vaccine based on the Company’s gene delivery and cell culture manufacturing technologies for the production of recombinant adenovirus vaccine vectors. The first phase of this FDA-approved study, which is being conducted under the auspices of the NMRC, will evaluate the safety and immunogenicity of two vaccine doses in healthy volunteers, and is scheduled to complete enrollment during 2007.

•	We signed a new three-year agreement with the U.S. Department of Homeland Security (DHS) for development and manufacture of vaccines against foot and mouth disease (FMD). GenVec will receive up to $6 million in program funding during 2007 and up to $15 million over three years if annual renewal options are exercised.

•	A Cooperative Research and Development Agreement (“CRADA”) was signed with the National Institute of Allergy and Infectious Diseases (“NIAID”), part of the National Institutes of Health (NIH), to develop adenovector-based vaccines for the prevention and treatment of respiratory syncytial virus (“RSV”). RSV is the single most important viral cause of lower respiratory infections in infants and young children.
Other Developments:

•	We filed a $100 million Shelf Registration to support expanded clinical development of TNFerade for cancer, advancement of the Company’s proprietary vaccine development program, and general corporate development.

•	We announced the publication of pre-clinical research demonstrating that delivery of the atonal gene can re-establish sensory cell and inner ear function. Treatment with GenVec’s proprietary adenovector containing the atonal gene regenerated inner ear hair cells and restored lost balance function within 8 weeks. The proof-of-concept study in mouse vestibular models, “Vestibular Hair Cell Regeneration and Restoration of Balance Function Induced by Math1 Gene Transfer,” appears in the February 2007 issue of Otology & Neurotology (28:223-231).
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•	Marc R. Schneebaum was appointed to the Board of Directors, replacing the Honorable Barbara Hackman Franklin, who resigned from the Board on April 18th to focus on other business commitments. Mr. Schneebaum will chair the Company’s Audit Committee.
“Our financial performance during the first quarter of 2007 reflected a very productive period for GenVec,” commented Douglas J. Swirsky, GenVec’s Chief Financial Officer. “We made excellent clinical progress on TNFerade and our vaccine programs; we continue to gain recognition from the scientific community for our adenovector delivery technology and manufacturing expertise; and our corporate development efforts are gaining traction.”
Conference Call Information
GenVec will host its quarterly conference call at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) today. The live conference call can be accessed by telephone at 866-831-6162 (U.S. or Canada) or 617-213-8852 (international); access code 25734733. An audio replay of the conference call will be available starting at 6:30 p.m. on May 9, 2007 through May 16, 2007. To listen to the audio replay, dial 888.286.8010 (U.S. or Canada) or 617.801.6888 (international) and use access code 99241588. A live webcast of the conference call will be available in listen only mode on GenVec’s website at www.genvec.com and archived for 30 days. To access the webcast or the replay, go to the “Investor Relations” page and click on the link to Webcasts and Data.
About GenVec
GenVec, Inc. is a biopharmaceutical company developing novel gene-based therapeutic drugs and vaccines. Each of the Company’s product candidates uses patent-protected technology to deliver genes that produce beneficial proteins. GenVec’s lead product, TNFerade™ is currently in a pivotal Phase II/III study (PACT) in locally advanced pancreatic cancer; Phase II studies are in progress in rectal cancer and melanoma; and Phase I/II studies are in progress in head and neck cancer. GenVec also uses its proprietary adenovector technology to develop vaccines for infectious diseases including HIV, malaria, foot-and-mouth disease, respiratory syncytial virus (RSV), and seasonal and pandemic flu. Additional information about GenVec is available at www.genvec.com and in the Company’s various filings with the Securities and Exchange Commission.
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Statements herein relating to future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding future revenues and operating expenses, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. GenVec cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including the failure by GenVec to secure and maintain relationships with collaborators; risks relating to the early stage of GenVec’s product candidates under development; uncertainties relating to clinical trials; risks relating to the commercialization, if any, of GenVec’s proposed product candidates; dependence on the efforts of third parties; dependence on intellectual property; and risks that we may lack the financial resources and access to capital to fund our operations. Further information on the factors and risks that could affect GenVec’s business, financial conditions and results of operations, are contained in GenVec’s filings with the U.S. Securities and Exchange Commission (SEC), which are available at www.sec.gov. These forward-looking statements speak only as of the date of this press release, and GenVec assumes no duty to update forward-looking statements.
(Tables to Follow)

GenVec, Inc.
Condensed Statements of Operations
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2007	2006
	(Unaudited)
Revenue from strategic alliances and research contracts	$2,903	$5,923
Operating expenses:
Research and development	6,638	7,907
General and administrative	2,484	2,367

Total operating expenses	9,122	10,274

	(6,219)	(4,351)
Loss from operations
Interest income	409	327
Interest expense	(191)	(38)

Net loss	$(6,001)	$(4,062)

Basic and diluted loss per share	$(0.08)	$(0.06)

Shares used in computing basic and diluted net loss per share	73,460	63,708

GenVec, Inc.
Selected Balance Sheet Information
(in thousands)

	March 31,	December 31,
	2007	2006
	(Unaudited)
Cash and investments	$31,117	$34,373
Working Capital	25,069	30,065
Total assets	37,639	40,168
Stockholders’ equity	25,627	30,791
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